Exhibit 32.1


                          EAGLE BANCORP AND SUBSIDIARY
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Eagle Bancorp (the "Company") on Form 10-QSB for the quarter ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Larry A. Dreyer, Chief Executive Officer, and Peter J. Johnson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Larry A. Dreyer                            /s/ Peter J. Johnson
---------------------------------------        ---------------------------------
Larry A. Dreyer                                Peter J. Johnson
President and Chief Executive Officer          Sr. VP/Treasurer and Chief
                                               Financial Officer
February 10, 2005                              February 10, 2005

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission and shall not be considered filed as part of the Report.

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